Exhibit 99.1

STONEMOR INC. ANNOUNCES DATE OF CONFERENCE CALL AND WEBCAST TO DISCUSS 2020

FIRST QUARTER FINANCIAL RESULTS

Trevose, PA – May 6, 2020 – StoneMor Inc. (NYSE: STON), a leading owner and operator of cemeteries and funeral homes, today announced it expects to release 2020 first quarter financial results on Thursday, May 14, 2020 after the market closes. In connection with this announcement, StoneMor plans to hold a conference call to discuss its results later that day at 4:30 p.m. eastern time.

This conference call can be accessed by calling (800) 734-8592. No reservation number is necessary; however, due to the on-going pandemic, it is advised that interested parties access the call-in number 5 to 10 minutes prior to the scheduled start time to avoid delays. StoneMor will also host a live webcast of this conference call. Investors may access the live webcast via the Investors page of the StoneMor website www.stonemor.com under Events & Presentations.

About StoneMor Inc.

StoneMor Inc., headquartered in Trevose, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 318 cemeteries and 88 funeral homes in 27 states and Puerto Rico.

StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Inc., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

CONTACT

Investor Relations

StoneMor Inc.

(215) 826-4438